Exhibit 2.3

EXCHANGE AND REDEMPTION AGREEMENT

BY AND AMONG

VSE CORPORATION,

VSE MACH HOLDCO ACQUISITION CORP.

AND

GENNX360 PAG BUYER, LLC

Dated as of May 5, 2026

i

TABLE OF CONTENTS

(continued)

		Page

Section 7.10	Notices	15

Section 7.11	Counterparts	15

Section 7.12	Entire Agreement	16

Section 7.13	Further Assurances	16

EXHIBITS

EXHIBIT A – Form of Redemption Notice

ii

EXCHANGE AND REDEMPTION AGREEMENT

This Exchange and Redemption Agreement (this “Agreement”) is dated as of May 5, 2026, by and among VSE Corporation, a Delaware corporation (the “Company”), VSE Mach Holdco Acquisition Corp., a Delaware corporation (“Rollover Purchaser”), and GenNx360 PAG Buyer, LLC, a Delaware limited liability company (the “Redeeming Shareholder”).

RECITALS

WHEREAS, this Agreement is entered into in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of January 29, 2026, by and among the Company, Rollover Purchaser and the Redeeming Shareholder, including the contribution of the Closing Stock Payment by the Company to Rollover Purchaser (the “Purchase Agreement”) (such transactions being the “Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Articles. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Agreement:

“Affiliate” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” has the meaning specified in the introduction.

“Articles” means the Restated Certificate of Incorporation of the Company, dated as of March 11, 1996, as amended from time to time in accordance with their terms.

“Automatic Redemption” has the meaning specified in Section 2.1(a).

“Automatic Redemption Amount” means the number of shares of Class B Common Stock held by the Redeeming Shareholder that have not been redeemed hereunder prior to the End Date.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable Law or executive order to close.

“Certificate of Incorporation” means the Certificate of Incorporation of Rollover Purchaser, dated as of January 27, 2026, as may be amended from time to time.

“Class A Common Stock” means, as applicable, Rollover Purchaser’s Class A Common Stock, par value $0.05 per share, or shares of Class A Common Stock (as defined in the Certificate of Incorporation).

“Class B Common Stock” means, as applicable, Rollover Purchaser’s Class B Common Stock, par value $0.05 per share, or shares of Class B Common Stock (as defined in the Certificate of Incorporation).

“Common Shares” means the common stock, par value $0.05 per share, of the Company and any equity securities issued or issuable in exchange for, or with respect to, such common stock (a) by way of a dividend, split or combination of equity interest or (b) in connection with a reclassification, recapitalization, merger, arrangement, amalgamation, consolidation or other reorganization.

“Company” has the meaning specified in the introduction.

“End Date” has the meaning specified in Section 7.4.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” has the meaning specified in Section 3.1.

“Fundamental Transaction” has the meaning specified in Section 4.4(b).

“Governmental Authority” has the meaning specified in Section 4.5.

“Initial Shares Lock-Up Agreement” means the Lock-Up Agreement, dated May 5, 2026, by and between the Redeeming Shareholder and the Company.

“Liens” means, with respect to any specified asset, any and all liens, mortgages, standard securities, debentures, floating charges, hypothecations, claims, encumbrances, options, pledges, security interests, deeds of trust, easements or charges thereon (including any right to acquire) or any option or right of preemption or right of conversion or right of set off, any retention of title, assignment and any agreement, arrangement or obligation to create any of the foregoing.

“Nasdaq” means Nasdaq Global Select Market.

“Obligation” means the obligation to deliver to the Redeeming Shareholder the Reciprocal Common Shares upon exercise of the redemption rights pursuant to Article II hereof.

“Permitted Transferee” means, with respect to any Person, (i) (x) any Affiliate of such Person or (y) any investment fund or other entity controlled or managed by, or under common control or management with, such Person or (ii) if the Person is a corporation, partnership, limited liability company or other business entity, its direct or indirect stockholders, partners, members or other equityholders, subject to and in accordance with any applicable agreement between the Person and/or its respective Permitted Transferees and the Company and any transferee thereafter, including any Transfer permitted pursuant to Section 7.6.

“Proceedings” means actions, suits, claims, inquiry, demand, lawsuit, audit, notice of violation, citation and legal, administrative or arbitration proceedings, in each case, filed in a court of competent jurisdiction or with an arbitrator, mediator or other Governmental Authority with competent jurisdiction over such matter.

“Purchase Agreement” has the meaning specified in the Recitals.

“Reciprocal Common Shares” means a number of Common Shares equal to the product of (i) the Redemption Amount as set forth in the Redemption Notice (or, in the case of an Automatic Redemption, the Automatic Redemption Amount), multiplied by (ii) the Exchange Ratio, as may be adjusted pursuant to the provisions hereof; provided that, so long as any Common Shares are listed on Nasdaq, any Reciprocal Common Shares issued to a Redeeming Shareholder with respect to a Redemption will be Common Shares listed on Nasdaq and will be subject to the Initial Shares Lock-Up Agreement. No fractional Reciprocal Common Shares shall be issued. Any fractional Reciprocal Common Shares shall be rounded down to the nearest whole number.

“Recognized Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934, as amended.

“Redeeming Shareholder” has the meaning specified in the introduction.

“Redemption” means the redemption by Rollover Purchaser of one or more shares of Class B Common Stock held by the Redeeming Shareholder for the Redemption Payment in accordance with this Agreement.

“Redemption Amount” has the meaning specified in Section 2.2.

“Redemption Date” means (a) a date specified in any Redemption Notice as the “Redemption Date,” which must not be less than five (5) Business Days nor greater than twenty (20) Business Days after the date upon which the Redemption Notice is received by the Company. or (b) in the event of an Automatic Redemption, the date that is five (5) Business Days after the End Date.

“Redemption Notice” has the meaning specified in Section 2.2.

“Redemption Right” has the meaning specified in Section 2.1.

“Redemption Payment” means, with respect to any Redemption, the Reciprocal Common Shares.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission in compliance with the Securities Act, as the same shall be in effect at the time, and the rules and regulations promulgated thereunder, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Rollover Purchaser” has the meaning specified in the introduction.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Recognized Securities Exchange on which the Common Shares are listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transactions” has the meaning specified in the Recitals.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a Lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Common Shares to the Redeeming Shareholder in connection with the exchange of its shares of Class B Common Stock.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

Section 1.2 Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement;

(b) any reference to the masculine, feminine or neuter gender shall include such other genders, unless the context otherwise requires;

(c) any reference to the singular or plural shall include the other, unless the context otherwise requires

(d) the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(e) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(f) the words “party” or “parties” shall refer to parties to this Agreement;

(g) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(h) the word “day” means calendar day unless Business Day is expressly specified;

(i) references to any “person” include the successors and permitted assigns of such person;

(j) the use of the words “or,” “either” and “any” shall not be exclusive;

(k) references to “$” or “dollars” means the lawful currency of the United States of America;

(l) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(m) each of the parties hereto acknowledges that it has been represented by counsel in connection with the preparation and execution of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REDEMPTION RIGHT

Section 2.1 Redemption Right. On or prior to the End Date, the Redeeming Shareholder shall have the right (a “Redemption Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender, without consideration, any or all of the shares of Class B Common Stock held by the Redeeming Shareholder to Rollover Purchaser in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement. To the extent any share of Class B Common Stock held by the Redeeming Shareholder has not been redeemed hereunder prior to the End Date, the Redeeming Shareholder shall automatically be deemed to have elected as of the End Date (without the need for compliance with Section 2.2) to redeem such Class B Common Stock in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement (an “Automatic Redemption”).

Section 2.2 Redemption Right Procedures. When the Redeeming Shareholder elects to exercise the redemption right set forth in Section 2.1, it shall, in exchange for Reciprocal Common Shares, deliver to Rollover Purchaser: (i) a notice, substantially in the form attached hereto as Exhibit A (an “Redemption Notice”), specifying, among other things, (A) the number of shares of Class B Common Stock that the Redeeming Shareholder wishes to redeem (the “Redemption Amount”), and (B) the applicable Redemption Date; and (ii) powers of transfer for the shares of Class B Common Stock.

Section 2.3 Redemption Payment. On the Redemption Date:

(a) the Company shall contribute to Rollover Purchaser, for its delivery to the Redeeming Shareholder, the Reciprocal Common Shares;

(b) in consideration for the contribution set forth in Section 2.3(a), Rollover Purchaser shall issue to the Company a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock being redeemed by the Redeeming Shareholder;

(c) the Redeeming Shareholder shall transfer and surrender the shares of Class B Common Stock being redeemed to Rollover Purchaser in exchange for the Reciprocal Common Shares; and

(d) the Rollover Purchaser shall deliver and transfer to the Redeeming Shareholder Reciprocal Common Shares, free and clear of all Liens (other than restrictions under the Securities Act, and the rules and regulations thereunder, and state securities laws and Liens as expressly provided in the Initial Shares Lock-Up Agreement).

ARTICLE III

EXCHANGE RATIO

Section 3.1 Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.4, the ratio at which each share of Class B Common Stock is redeemable for a Common Share shall be one to one (the “Exchange Ratio”).

ARTICLE IV

SUPPORT

Section 4.1 No Liens. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future Liens, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

Section 4.2 No Effect on Agreement. Except as agreed to by the parties in accordance with Section 7.8, the obligations of the Company and the Rollover Purchaser under this Agreement shall not be altered, limited, impaired or otherwise affected under any circumstances, including by:

(a) any modification or amendment, in whole or in part, of the terms of the shares of Class B Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, including the Certificate of Incorporation;

(b) any claim for damages, right of setoff or otherwise that the Company or the Rollover Purchaser or any of their respective Affiliates may have against the Redeeming Shareholder or any of their Affiliates;

(c) any change, whether direct or indirect, in the Company’s relationship to Rollover Purchaser, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

(d) the failure by the Redeeming Shareholder to bring an action against Rollover Purchaser, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement; or

(e) any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation, wind-up or arrangement of the Company or Rollover Purchaser or any defense which the Company or Rollover Purchaser may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

Section 4.3 Reservation of Shares. The Company shall, at all times while shares of Class B Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Articles, reserve and keep available, from its authorized and unissued share capital, sufficient Common Shares solely for issuance and delivery as and when required under this Agreement and/or the Articles.

Section 4.4 Dilutive Actions; Issuances; Fundamental Transactions.

(a) If there is (i) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of any share of common stock of Rollover Purchaser, the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Shares; or (ii) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Common Shares, the Company and Rollover Purchaser shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of common stock of Rollover Purchaser. In the event that the Company shall cause a dividend or other distribution to be made on the Common Shares (whether in the form of cash, securities, properties or other assets, and including an issuance of rights, options or warrants to all or substantially all holders of Common Shares), the Company shall take all necessary actions (including making contributions of cash, securities, property or other assets) so as to allow Rollover Purchaser to declare and pay and effect, and Rollover Purchaser shall declare and pay and effect (and the Company shall cause Rollover Purchaser to declare and pay and effect), a dividend or distribution on each share of Class B Common Stock which shall be identical to the dividend or distribution paid on each Common Share, at the same time as such dividend or distribution shall be paid on the Common Shares.

(b) In the event of any third party or issuer tender offer, merger, acquisition, reorganization, recapitalization, consolidation, dissolution, liquidation, wind-up or other similar transaction of the Company involving a payment or distribution of cash, securities or other assets to the holders of Common Shares or as a result of which the Common Shares are converted into, among other things, another security and the shares of Class B Common Stock shall remain outstanding (a “Fundamental Transaction”), then the redemption provisions of this Agreement shall thereafter permit the redemption of shares of Class B Common Stock in connection with such Fundamental Transaction for the amount of such cash, securities or other assets which the Redeeming Shareholder would have received had it made a redemption for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such redemption would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split or stock dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction; provided that if delivery of such cash, securities or other assets may not be effected in whole or in part for any reason or if the entitlement of the Redeeming Shareholder thereto shall otherwise be negatively impacted, the Exchange Ratio shall be equitably adjusted in accordance with commonly accepted financial practice and subject to any applicable stock exchange approval. For the avoidance of doubt, if there is any Fundamental Transaction in which the Common Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property. In the event of any Fundamental Transaction pursuant to which the holders of Common Shares are entitled to elect the form of consideration in exchange for their Common Shares, the Company shall not consummate such Fundamental Transaction unless and until it has provided the Redeeming Shareholder prompt written notice prior to the consummation of such Fundamental Transaction and reasonable opportunity to elect the form of consideration which the Redeeming Shareholder would have received had it made a redemption for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such redemption would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction.

(c) The Company shall provide the Redeeming Shareholder with prompt written notice of any transaction referred to in clause (a) and (b) of this Section 4.4 involving the Common Shares promptly after the Company provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than the earliest of (i) ten (10) Business Days prior to the record date of such transaction, if applicable, (ii) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, and (iii) such time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, in each case so that such holders may participate by exercising their rights under Section 2.2 in any such transaction. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction, and the effect of such transaction on the Exchange Ratio.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the date of each redemption effected in accordance with Article II hereof that (i) it is validly existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Common Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Common Shares) have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles, (v) the execution, delivery and performance of obligations under this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Common Shares) will not result in a violation or breach of the Articles or of any laws applicable to the Company, (vi) to the extent Common Shares are listed on one or more Recognized Securities Exchange all Common Shares shall, at all times that shares of Class B Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance (or the equivalent) on each Recognized Securities Exchange, if any, on which the Common Shares are then listed, (vii) there are no restrictions on Transfers to the Reciprocal Common Shares (other than restrictions under the Securities Act, and the rules and regulations thereunder, and state securities laws and as expressly provided in the Initial Shares Lock-Up Agreement) and (viii) as of the date of each redemption, it will transfer the Reciprocal Common Shares free and clear of all Liens to the Rollover Purchaser (other than restrictions under the Securities Act, and the rules and regulations thereunder, and state securities laws and Liens as expressly provided in the Initial Shares Lock-Up Agreement). No registration under the Securities Act is required for the issuance of the Reciprocal Common Shares by Rollover Purchaser to the Redeeming Shareholder as contemplated by this Agreement.

Section 5.2 Representations and Warranties of the Rollover Purchaser. The Rollover Purchaser represents and warrants as of the date hereof and as of the date of each redemption effected in accordance with Article II hereof that (i) it is validly existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to Transfer the Reciprocal Common Shares to the Redeeming Shareholder in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Rollover Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Rollover Purchaser, (iv) this Agreement constitutes a legal, valid and binding obligation of the Rollover Purchaser enforceable against the Rollover Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles, (v) the execution, delivery and performance of obligations under this Agreement by the Rollover Purchaser and the consummation by the Rollover Purchaser of the transactions contemplated hereby will not result in a violation or breach of the Certificate of Incorporation or of any laws applicable to the Company, and (vi) as of the date of each redemption, it will transfer the Reciprocal Common Shares free and clear of all Liens to the Redeeming Shareholder (other than restrictions under the Securities Act, and the rules and regulations thereunder, and state securities laws and Liens as expressly provided in the Initial Shares Lock-Up Agreement).

Section 5.3 Representations and Warranties of the Redeeming Shareholder. The Redeeming Shareholder represents and warrants that as of the date hereof and as of the date of each Redemption (i) it is validly existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite limited liability power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Redeeming Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of the Redeeming Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles, and (vi) the execution, delivery and performance of this Agreement by the Redeeming Shareholder and the consummation by the Redeeming Shareholder of the transactions contemplated hereby will not result in a violation of the organizational documents of the Redeeming Shareholder. No registration under the Securities Act is required for the Transfer of the Class B Common Stock by the Redeeming Shareholder to Rollover Purchaser as contemplated by this Agreement.

ARTICLE VI

SECURITIES LAW MATTERS

Section 6.1 Securities Law Transfer Restrictions.

(a) Common Shares. The Redeeming Shareholder agrees that it shall not offer, sell or otherwise transfer any Common Shares issued pursuant to this Agreement in violation of the Initial Share Lock-Up Agreement.

(b) Class B Common Stock. The Redeeming Shareholder and any Permitted Transferee, as applicable, agrees that the shares of Class B Common Stock referred to in this Agreement have not been registered under the Securities Act and, therefore, such shares of Class B Common Stock may not be offered, sold or otherwise transferred except in the absence of a registration or an exemption therefrom pursuant to applicable law.

Section 6.2 Shareholder Register and Notation.

(a) Common Shares. Each of the Company, Rollover Purchaser and the Redeeming Shareholder acknowledges and agrees that all Reciprocal Common Shares issued pursuant to this Agreement shall be issued and registered in the Company’s securities register. In connection with the issuance of Reciprocal Common Shares, the Company, Rollover Purchaser and the Redeeming Shareholder acknowledge the following notation (or a similar notation) may be placed in the Company’s securities register:

“THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

If such notation has been placed in the Company’s securities register, the Company shall, at the request of the Redeeming Shareholder, remove or cause to be removed from such register the notation described in this Section 6.2(a), if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company and Rollover Purchaser, or in the case of the Redeeming Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) under the Securities Act, a customary certificate addressed to the Company confirming compliance with such exemption, reasonably satisfactory to the Company and Rollover Purchaser) that such notation is no longer required under applicable requirements of the Securities Act.

(b) Transfer Registration. The Company shall register all issuances and transfers of Reciprocal Common Shares made in accordance with the terms of this Agreement in its securities register.

Section 6.3 Supplemental Listing. If any of the Common Shares are listed on one or more Recognized Securities Exchanges, the Company shall take all such actions as may be necessary to ensure that the Reciprocal Common Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each Recognized Securities Exchange, if any, on which the Common Shares are then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Common Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII

MISCELLANEOUS

Section 7.1 The Company’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (a) the Company waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Redeeming Shareholder upon this Agreement or acceptance of this Agreement, and (b) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between the Company and the Redeeming Shareholder shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, the Company waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.2 Election of Remedies. Each and every right, power and remedy herein given to the Redeeming Shareholder, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by the Redeeming Shareholder.

Section 7.3 Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion.

Section 7.4 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the date that no shares of Class B Common Stock remain outstanding, (b) the mutual written consent of the Company, Rollover Purchaser and the Redeeming Shareholder and (c) date that is three (3) years following the date of this Agreement; provided, that, in respect of this clause (c), the Company must be listed on Nasdaq, and if not as of such date, the date to be referenced in this clause (c) shall be the date that the Company is listed after such three (3)-year period (the earlier of (a), (b) and (c), the “End Date”); provided, however, that Article V, Article VI and this Article VII and the Company’s, Rollover Purchaser’s, and Redeeming Shareholder’s respective obligations under, and subject to the terms of, Article II in respect of the exchange of Class B Common Stock that has not yet been redeemed by the End Date shall survive any such termination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination.

Section 7.5 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be governed by the Laws of the State of Delaware, excluding choice of law principles that would require the application of the Laws of a jurisdiction other than the State of Delaware.

(b) Each of the parties submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any other state or federal court located in the State of Delaware, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, agrees that all claims in respect of the Proceeding may be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each of the parties hereto agrees that service of summons and complaint or any other process that might be served in any Proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7.10; provided, however, that nothing in this Section 7.5(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law. Each party hereto agrees that a final, non-appealable judgment in any action or Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law

(c) TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by operation of Law or otherwise, by any party hereto without the prior written consent of the other parties hereto; provided, that, (x) the Company may assign this Agreement or any of its rights, interests or obligations hereunder in connection with a Fundamental Transaction in a manner consistent with the terms of such Fundamental Transaction and Section 4.4 without the consent of the Redeeming Shareholder and (y) subject to the satisfaction of the requirements in Section 6.1(b), the Redeeming Shareholder may assign this Agreement or any of its rights, interests or obligations hereunder to its Permitted Transferees without the consent of the Company or the Rollover Purchaser, and such Permitted Transferees shall be deemed Redeeming Shareholders hereunder, entitled to all rights and subject to all obligations of the Redeeming Shareholder hereunder. Any attempted assignment in violation of this Section 7.6 shall be void.

Section 7.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any party hereto does not perform or threatens not to perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with the specific terms thereof or otherwise breaches or threatens to breach such provisions, and that money damages would not be an adequate remedy, even if available. The parties hereto accordingly agree that each of the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.8 Amendment. This Agreement may be amended, modified or supplemented at any time only by written agreement signed by the parties. Any failure of the Company or Rollover Purchaser to comply with any term or provision of this Agreement may be waived by the Redeeming Shareholder, and any failure of the Redeeming Shareholder to comply with any term or provision of this Agreement may be waived by the Company, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply. Further, neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.

Section 7.9 Severability. If any term or other provision of this Agreement for any reason is declared invalid, illegal or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid, illegal or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable Law. Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 7.10 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (a) by hand (including by reputable overnight courier), (b) by mail (certified or registered mail, return receipt requested), or (c) by e-mail (receipt of which will be deemed to have been duly given upon actual receipt by such party or its agent) to the respective parties at the following addresses:

If to the Company or Rollover Purchaser, to:

VSE Corporation

3361 Enterprise Way

Miramar, Florida 33025

E-mail: JACuomo@VSECorp.com; TBLebowitz@VSECORP.com

Attention: John A. Cuomo; Tobi B. Lebowitz

with copies to:

Jones Day

600 Brickell Avenue

Suite 3300

Miami, FL 33131

E-mail: lcantor@jonesday.com; lvelez@jonesday.com

Attention: Lorne S. Cantor; Luis A. Velez

If to the Redeeming Shareholder, to:

c/o GenNx360 Capital Partners

200 Madison Avenue, Suite 2110

New York, NY 10016

Attention: Ronald Blaylock; Sumit Tony; Pratik Rajeevan; and Reece

Zakarin

E-mail: rblaylock@gennx360.com; stony@gennx360.com;

prajeevan@gennx360.com; and rzakarin@gennx360.com

with copies to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166-4193

Attention: Justin Levy; Austin Leach; Benjamin Popeck

E-mail: jlevy@winston.com; agleach@winston.com;

bpopeck@winston.com

or to such other Person or address as any party hereto shall specify by notice in writing to the other party.

Section 7.11 Counterparts. This Agreement may be executed in two (2) or more counterparts (delivery of which may be by facsimile or via email as a portable document format (.pdf)), each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts. A signed copy of this Agreement delivered by email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.12 Entire Agreement. This Agreement, the Purchase Agreement and the other documents referred to herein and therein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement, the Purchase Agreement and the other documents referred to herein and therein supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

Section 7.13 Further Assurances. From time to time after the date hereof, at the written request of another party hereto and at the expense of the party so requesting, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to give effect to the transactions contemplated hereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

VSE CORPORATION

By:	/s/ John A. Cuomo
Name: John A. Cuomo
Title: Chief Executive Officer and President

[Signature Page to Exchange and Redemption Agreement]

GENNX360 PAG BUYER, LLC

By:	/s/ Ronald Blaylock
Name: Ronald Blaylock
Title: President

[Signature Page to Exchange and Redemption Agreement]

VSE MACH HOLDCO ACQUISITION CORP.

By:	/s/ John A. Cuomo
Name: John A. Cuomo
Title: President

[Signature Page to Exchange and Redemption Agreement]

EXHIBIT A

Form of Redemption Notice

To: [Rollover Purchaser]

3361 Enterprise Way

Miramar, Florida 33025

Attention: [ ]

Date: [ ]

Ladies and Gentlemen:

Pursuant to the Exchange and Redemption Agreement, dated [ ], the undersigned hereby requests [Rollover Purchaser] to (i) redeem the number of shares of Class B Common Stock set forth below for the applicable number of Reciprocal Common Shares and (ii) deliver such Reciprocal Common Shares to the Redeeming Shareholder.

DESCRIPTION OF SHARES TENDERED

Number of Shares Redeemed

(1)	Unless otherwise indicated, it will be assumed that all shares described above are being redeemed.

DELIVERY OF RECIPROCAL COMMON SHARES

Name, Address and Taxpayer ID

Number of Redeeming Shareholder

Proposed Redemption Date (minimum five (5) Business Days and maximum twenty (20) Business Days in advance):

Delivery by book-entry transfer must be made to an account maintained by the depositary with the book-entry transfer facility. Please complete the following (only participants in the book-entry transfer facility may receive Reciprocal Common Shares by book-entry transfer):

A-1